Exhibit 23.1
                                                                  ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-58463) of Chevron Corporation of our report dated February 20, 1998 appearing on page FS-14 of Chevron Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.




/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP

San Francisco, California
February 2, 1999

                                                                  Exhibit 23.2
                                                                  ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-58463) of Chevron Corporation of our report dated February 9, 1998 relating to the combined balance sheets of the Caltex Group of Companies as of December 31, 1997 and 1996 and the related combined statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears on page C-7 of Chevron Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.




/s/ KPMG LLP
--------------------
KPMG LLP

Dallas, Texas
February 2, 1999